UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 26, 2020

BLOW & DRIVE INTERLOCK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-55053 (Commission File Number)	46-3590850 (I.R.S. Employer Identification No.)

1427 S. Robertson Blvd.

Los Angeles, CA 90035

(Address of principal executive offices) (zip code)

(877) 238-4492

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

Crown Bridge Partners

On March 2, 2020, we held an initial closing under a Securities Purchase Agreement (the “Crown SPA”) and corresponding Convertible Promissory Note (the “Crown Note”) with Crown Bridge Partners, LLC (“Crown”), dated February 25, 2020. Under the Crown SPA and the Crown Note, we agreed to issue Crown the Crown Note in the principal amount of Fifty Thousand Dollars ($50,000) in exchange for Forty Three Thousand Two Hundred Fifty Dollars ($43,250), with the remaining going to an original issuance discount of $5,000 and $1,750 for Crown’s legal counsel for drafting the loan documents. The Crown Note bears interest at Ten Percent (10%) per annum and matures twelve (12) months from the date of the funding, or March 2, 2021. Under the terms of the Crown Note, Crown has the right, at any time to convert all or part of the amounts due to it under the Crown Note into shares of our common stock. The conversion price is 55% of the lesser of (a) the lowest traded price in the preceding 25 trading days, or (b) the lowest closing bid price, of our common stock on the twenty-five trading days prior to the conversion date. However, Crown may not convert the amounts due under the Note into shares of our common stock if such conversion would cause it to own more than 4.99% of our then-outstanding common stock. In the event we default under the terms of the Crown Note, we owe 175% of the principal amount then due under the Note, plus any unpaid interest, immediately. We may prepay the amounts loaned to us under the Crown Note as follows: (i) during the initial 90-day period after each tranche, at 135% multiplied by the amount we are prepaying, and (ii) during the 91st through 180 days after each tranche, at 155% multiplied by the amount we are prepaying. Any prepayments are subject to Crown’s written acceptance of such prepayment. After 180 days we cannot prepay the amounts due under the Crown Note. The Crown Note also contains various penalty provisions for failure to comply with certain terms of the note, including, but not limited to, the timely delivery of stock certificates upon conversion, any of which, if violated by us, could cause the principal amount due under the Crown Note to increase.

The conversion of the amounts due under the Crown Note into shares of our common stock could cause us to issue numerous shares of our common stock, causing substantial dilution to our existing shareholders. As an example, the current $50,000 principal due under the Crown Note would convert into approximately 2,313,209 shares of our common stock calculated at a 45% discount to our closing stock price on March 2, 2020 of $0.0393 per share. The number of shares of our common stock we may have to issue under the Crown Note depends on a variety of factors, including, but not limited to, our stock price, any penalty principal added to the Crown Note, and the interest we owe on the outstanding principal. If our stock price decreases, we would have to issue additional shares of our stock to cover any conversions. The lower our stock price the more shares we would have to issue. However, due to the limiter contained in the Crown Note, Crown cannot convert into more than 4.99% of our then-outstanding common stock.

In addition to issuing the Crown Note, we agreed to issue Crown a warrant to purchase 416,666 shares of our common stock at an exercise price of $0.12 per share. The warrant contains a cashless exercise provision. Each warrant expires five years after the date of issuance.

The description of the Crown SPA, the Crown Note, and warrant issued to Crown set forth in this report is qualified in its entirety by reference to the full text of those documents, which are attached hereto as Exhibit 10.1, 10.2 and 10.3.

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Auctus Fund

On February 26, 2020, we closed a Securities Purchase Agreement (the “Auctus SPA”) and corresponding Convertible Promissory Note (the “Auctus Note”) with Auctus Fund, LLC (“Auctus”), dated February 24, 2020. Under the Auctus SPA and the Auctus Note, we agreed to issue Auctus the Auctus Note in the principal amount of One Hundred Twelve Thousand Seven Hundred Fifty Dollars ($112,750) in exchange for One Hundred Thousand Dollars ($100,000), with the remaining going to an original issuance discount of $10,000 and $2,750 for Auctus’ legal counsel for drafting the loan documents. The Auctus Note bears interest at Twelve Percent (12%) per annum and matures on December 24, 2020. Under the terms of the Auctus Note, Auctus has the right, at any time to convert all or part of the amounts due to it under the Auctus Note into shares of our common stock. The conversion price is the lesser of (i) the lowest trading price of our common stock during the preceding twenty-five trading days prior to conversion, or (ii) 50% multiplied by the lowest Trading Price during the twenty-five trading days prior to the conversion date. However, Auctus may not convert the amounts due under the Note into shares of our common stock if such conversion would cause it to own more than 4.99% of our then-outstanding common stock. In the event we default under the terms of the Auctus Note, we owe 150% of the principal amount then due under the Note, plus any unpaid interest, immediately. We may prepay the amounts loaned to us under the Auctus Note as follows: (i) during the initial 90-day period after the issue date, at 135% multiplied by the amount we are prepaying, and (ii) from the 91st through the 180th day after the issue date, at 150% multiplied by the amount we are prepaying. Any prepayments are subject to Auctus’ written acceptance of such prepayment. After 180 days from the issue date we cannot prepay the Auctus Note. The Auctus Note also contains various penalty provisions for failure to comply with certain terms of the note, including, but not limited to, the timely delivery of stock certificates upon conversion, any of which, if violated by us, could cause the principal amount due under the Auctus Note to increase.

The conversion of the amounts due under the Auctus Note into shares of our common stock could cause us to issue numerous shares of our common stock, causing substantial dilution to our existing shareholders. As an example, with Auctus’ note amount of One Hundred Twelve Thousand Seven Hundred Fifty Dollars ($112,750), the principal due under the Auctus Note would convert into 5,737,914 shares of our common stock calculated at a 50% discount to our closing stock price on March 2, 2020 of $0.0393 per share. The number of shares of our common stock we may have to issue under the Auctus Note depends on a variety of factors, including, but not limited to, our stock price, any penalty principal added to the Auctus Note, and the interest we owe on the outstanding principal. If our stock price decreases, we would have to issue additional shares of our stock to cover any conversions. The lower our stock price the more shares we would have to issue. However, due to the limiter contained in the Auctus Note, Auctus cannot convert into more than 4.99% of our then-outstanding common stock.

In addition to issuing the Auctus Note, we agreed to issue Auctus a warrant to acquire 1,127,500 shares of our common stock at an exercise price of $0.05 per share. The warrant contains a cashless exercise provision and expires on the fifth anniversary of the warrant.

The description of the Auctus SPA, the Auctus Note, and warrant issued to Auctus set forth in this report is qualified in its entirety by reference to the full text of those documents, which are attached hereto as Exhibit 10.4, 10.5 and 10.6.

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EMA Financial

On February 26, 2020, we closed a Securities Purchase Agreement (the “EMA SPA”) and corresponding Convertible Promissory Note (the “EMA Note”) with EMA Financial, LLC (“EMA”), dated February 24, 2018. Under the EMA SPA and the EMA Note, we agreed to issue EMA the EMA Note in the principal amount of Seventy Five Thousand Dollars ($75,000) in exchange for Sixty Thousand Dollars ($60,000), with the remaining going to an original issuance discount of $11,250, $1,000 to EMA for due diligence, and $2,750 for EMA’s legal counsel for drafting the loan documents. The EMA Note bears interest at Ten Percent (10%) per annum and matures on November 24, 2020. Under the terms of the EMA Note, EMA has the right, at any time to convert all or part of the amounts due to it under the EMA Note into shares of our common stock. The conversion price is the lesser of (i) the lowest closing price of our common stock during the preceding twenty-five trading days prior to conversion (on which at least 100 shares of common stock were traded), or (ii) 50% multiplied by the lowest Trading Price during the twenty-five trading days (on which at least 100 shares of common stock were traded) prior to the conversion date. However, EMA may not convert the amounts due under the Note into shares of our common stock if such conversion would cause it to own more than 4.99% of our then-outstanding common stock, which limitation may be waived by EMA upon 61 days-notice. In the event we default under the terms of the EMA Note, we owe 200% of the principal amount then due under the Note, plus any unpaid interest, immediately. We may prepay the amounts loaned to us under the EMA Note as follows: (i) during the initial 90-day period after the issue date, at 125% multiplied by the amount we are prepaying, and (ii) from the 91st through the 180th day after the issue date, at 135% multiplied by the amount we are prepaying. Any prepayments are subject to EMA’s written acceptance of such prepayment. After 180 days from the issue date we cannot prepay the EMA Note. The EMA Note also contains various penalty provisions for failure to comply with certain terms of the note, including, but not limited to, the timely delivery of stock certificates upon conversion, any of which, if violated by us, could cause the principal amount due under the EMA Note to increase.

The conversion of the amounts due under the EMA Note into shares of our common stock could cause us to issue numerous shares of our common stock, causing substantial dilution to our existing shareholders. As an example, with EMA’s note amount of Seventy Five Thousand Dollars ($75,000), the principal due under the EMA Note would convert into 3,816,794 shares of our common stock calculated at a 50% discount to our closing stock price on March 2, 2020 of $0.0393 per share. The number of shares of our common stock we may have to issue under the EMA Note depends on a variety of factors, including, but not limited to, our stock price, any penalty principal added to the EMA Note, and the interest we owe on the outstanding principal. If our stock price decreases, we would have to issue additional shares of our stock to cover any conversions. The lower our stock price the more shares we would have to issue. However, due to the limiter contained in the EMA Note, EMA cannot convert into more than 4.99% of our then-outstanding common stock, unless EMA waived such provision with at least 61 days-notice.

The description of the EMA SPA and the EMA Note set forth in this report is qualified in its entirety by reference to the full text of those documents, which are attached hereto as Exhibit 10.7 and 10.8.

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Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As detailed in Item 1.01, above, on March 2, 2020, we held an initial closing under the Crown SPA, and issued the Crown Note and the warrant to Crown. Based on the representations of Crown in the Crown SPA, the issuance of the Crown Note and the warrant issued to Crown were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was accredited and sophisticated, familiar with our operations, and there was no solicitation.

As detailed in Item 1.01, above, on February 26, 2020, we closed the Auctus SPA, and issued the Auctus Note and the warrant to Auctus. Based on the representations of Auctus in the Auctus SPA, the issuance of the Auctus Note and the warrant issued to Auctus were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was accredited and sophisticated, familiar with our operations, and there was no solicitation.

As detailed in Item 1.01, above, on February 26, 2020, we closed the EMA SPA and issued the EMA Note. Based on the representations of EMA in the EMA SPA, the issuance of the EMA Note was exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933. The investor was accredited and sophisticated, familiar with our operations, and there was no solicitation.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

10.1	Securities Purchase Agreement between Blow & Drive Interlock Corporation and Crown Bridge Partners, LLC dated February 25, 2020
10.2	Convertible Promissory Note issued to Crown Bridge Partners, LLC dated February 25, 2020
10.3	Common Stock Purchase Warrant issued to Crown Bridge Partners, LLC dated February 25, 2020
10.4	Securities Purchase Agreement between Blow & Drive Interlock Corporation and Auctus Fund, LLC dated February 24, 2020
10.5	Convertible Promissory Note issued to Auctus Fund, LLC dated February 24, 2020
10.6	Common Stock Purchase Warrant issued to Auctus Fund, LLC dated February 24, 2020
10.7	Securities Purchase Agreement between Blow & Drive Interlock Corporation and EMA Financial, LLC dated February 24, 2020
10.8	Convertible Promissory Note issued to EMA Financial, LLC dated February 24, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 3, 2020	Blow & Drive Interlock Corporation
a Delaware corporation

/s/ David Haridim
	By:	David Haridim
	Its:	Chief Executive Officer and Chief Financial Officer

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